UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

15800 Dooley Road, Suite 200 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Private Offering

On August 1, 2021, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” or “us”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with an accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 (the “Debenture”) and a warrant to purchase up to 4,852,940 shares of common stock of the Company (the “Warrants”). The Debenture and the Warrants were agreed to be purchased for an aggregate of $1,650,000 (a 15% discount to the principal amount of the Debenture), which amount is expected to be the amount of total gross proceeds from the sale of the Debenture and Warrants (the “Offering”).

Maxim Group LLC (the “Placement Agent”), served as placement agent for the Offering and the Company entered into a letter agreement (as amended) with the Placement Agent in connection therewith (the “Placement Agreement”, discussed below). As partial consideration for the services provided by the Placement Agent, the Company agreed to grant the Placement Agent warrants to purchase shares of common stock (the “Placement Warrants”, also discussed in greater detail below).

The closing of the transactions contemplated by the Purchase Agreement, including the sale of the Debenture and Warrants, occurred on August 4, 2021.

Securities Purchase Agreement

The Purchase Agreement included standard and customary representations of the parties; covenants of the Company (including obligations to indemnify the Purchaser in certain cases); and penalties for the Company’s failure to comply with the terms of the Offering documents.

We agreed to reserve a number of shares of common stock for future issuance under the Debenture and Warrant equal to (a) the amount of the Debenture divided by 75% of the Conversion Price (defined below)(6,470,587 shares); and (b) the number of shares of common stock issuable upon exercise of the Warrants (4,852,940 shares).

The Purchase Agreement provides the Investor a right of first refusal, for 12 months following the closing of the Offering, to purchase up to 40% of the common stock, stock equivalents, cash and/or indebtedness, we may sell or propose to sell in a subsequent offering.

The Purchase Agreement included certain positive and negative covenants restricting the Company’s ability to undertake various actions while the Debenture remains outstanding, including prohibiting the Company from incurring additional indebtedness, repurchasing its securities or repaying certain of its indebtedness, paying cash dividends or other distributions on equity securities, other than pursuant to certain limited exceptions set forth in the Purchase Agreement.

We agreed to use the net proceeds from the Offering for working capital purposes and not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any common stock or common stock equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of applicable laws.

Debenture

The amount owed under the Debenture is due upon the earlier of (a) May 1, 2022, and (b) the date of a Qualified Offering (defined below), unless earlier converted into common stock of the Company, as discussed below. “Qualified Offering” means a single public offering of common stock and/or common stock equivalents which results in the listing of the Company’s common stock on a national securities exchange (including Nasdaq).

The Debenture may not be prepaid without the prior written consent of the holder. The Debenture does not accrue interest, except upon the occurrence of an event of default, at which time the amount owed accrues interest at the rate of 18% per annum, until paid in full. Upon the occurrence of an event of default, the holder of the Debenture can require that the Company pay a default amount equal to the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the date such amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the volume weighted average price of the Company’s common stock (“VWAP”) on the date such default is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

The amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share (the “Conversion Price”), provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a Qualified Offering, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the Qualified Offering. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days prior written notice by the holder thereof.

The Debenture  includes customary events of default, including a bankruptcy, a failure to pay amounts when due, breach of the Debenture or any other transaction document which are not timely cured, certain defaults greater than $150,000 in value, a change of control of the Company, a fundamental transaction or the sale of 50% of more of the Company’s assets, each without the consent of the holder, a Depository Trust Company or similar “chill” on the Company’s common stock, or certain monetary judgments in excess of $50,000.

Offering Warrants

The Warrants, which are evidenced by a Common Stock Purchase Warrant (the “Warrant Agreement”), have an exercise price of $0.40 per share (the closing sales price of the Company’s common stock on July 30, 2021, the last trading day prior to the parties’ entry into the Purchase Agreement), and may be exercised at any time from the grant date of the Warrants until August 3, 2026. The total number of shares of common stock issuable upon exercise of the warrants equals 100% of the total initial shares of common stock issuable upon conversion of the Debenture. The Warrants have cashless exercise rights if when exercised, and following the six-month anniversary of the closing of the Offering, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of the Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99% with at least 61 days prior written notice by the holder thereof. The Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Warrants, subject to certain customary exceptions and the sale of up to $1.5 million in private transactions, the exercise price of the Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Leak-Out Agreement

In connection with the Offering, the Investor entered into a Leak-Out Agreement with the Company, whereby such Investor agreed that from the date of the Purchase Agreement, until September 30, 2021, that neither it, nor any of its affiliates, would sell, trade or dispose of any of the Company’s common stock in an amount in excess of 10% of the trading volume of the Company’s common stock on any trading day, subject to certain exceptions.

Placement Agent Agreement and Indemnification Agreement

On July 29, 2020 (as amended on November 12, 2020 and August 1, 2021), we entered into a letter agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the Company’s exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, we agreed to pay the Placement Agent a cash commission of 8% of the gross proceeds received in the Offering ($132,000), and to grant the Placement Agent a warrant to purchase 5% of the total shares issuable upon conversion of the Debenture (242,647), with an exercise price equal to the same exercise price as the Purchaser Warrants ($0.40 per share), upon the closing of the Offering, which warrants were granted on August 4, 2021. The warrants have a term of five years and are in substantially similar form as the Warrants. We agreed to register the shares of common stock issuable upon exercise of the Placement Agent warrants under the Securities Act of 1933, as amended (the “Securities Act”). We also granted the Placement Agent a right of first refusal to act as sole managing underwriter and sole bookrunner for any all future public and private equity, equity-linked, convertible and debt offerings undertaken by the Company for a period of 18 months and agreed to reimburse up to $25,000 of the Placement Agent’s legal fees and expenses. The letter agreement remains in place until terminated pursuant to the letter agreement. The Placement Agent agreement includes customary representations and warranties, and requires us to indemnify the Placement Agent and its representations against certain claims and losses.

* * * * *

The foregoing summary of the Warrant Agreement, Placement Warrants, Purchase Agreement, Debenture, and Leak-Out Agreement, is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, Placement Warrants, Purchase Agreement, Debenture, Leak-Out Agreement, which are attached hereto as Exhibits 4.1 and 4.2 and Exhibits 10.1 through 10.3, respectively, and are incorporated into this Item 1.01 in their entirety, by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Debenture, and the form of Debenture attached hereto as Exhibit 4.1, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Offering, the Debenture, Warrants, and Placement Warrants, are incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, for such issuances and grants, since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event the Debenture is converted in full, and without taking into account any interest or penalties which may accrue thereunder, or reduction in conversion price in connection with a Qualified Offering, a maximum of 4,852,940 shares of common stock would be issuable to the holder thereof upon conversion thereof.

In the event the Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 4,852,940 shares of common stock would be issuable to the holder thereof upon exercise thereof.

In the event the Placement Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 242,647 shares of common stock would be issuable to the holders thereof upon exercise thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement and Debenture, and the form of Purchase Agreement and Debenture attached hereto as Exhibits 10.1 and 4.1, including, but not limited to, the restrictions on the Company’s use of working capital and other limitations upon the payment of dividends thereunder are incorporated by reference into this Item 3.03 in their entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective on August 4, 2021, the Board of Directors of the Company, increased the number of members of the Board of Directors from two (2) to three (3) and appointed Mr. J. Scott Suggs, as a member of the Board of Directors to fill such vacancy, pursuant to the power provided to the Board of Directors by the Bylaws of the Company. Mr. Suggs will serve as a member of the Board of Directors and until his successor is duly elected and qualified, or until his services cease sooner in the event of his earlier death, resignation, or removal.

The Board of Directors determined that Mr. Suggs is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the NYSE American and Nasdaq.

The Board of Directors also appointed him, effective upon his appointment of the Board of Directors as Chairperson (and sole member) of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Suggs is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no rearrangements or understandings between Mr. Suggs and any other person pursuant to which he was selected to serve as a director of the Company, nor is he or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Suggs does not have any family relationships with any of the Company’s directors or executive officers. The Board of Directors has not yet determined what compensation Mr. Suggs will receive for his service on the Board.

Mr. Sugg’s biographical information is provided below:

Mr. Suggs, age 52, has served as the President and founder of Suggs Pediatric Outpatient Services (“SPOTS”) since its founding in 2010. SPOTS is a pediatric outpatient and physical therapy practice located in Dallas, Texas. Among other medical related specialties, SPOTS provides occupational and physical therapy services, including sensory integration therapy, fine and gross motor skill training, visual perceptual training, handwriting remediation and interactive Metronome therapy. SPOTS currently employs a total of 11 therapists between its primary office in Dallas and two satellite locations.

In addition, Mr. Suggs has served as the President and co-founder of S&S Transportation, a diversified transportation company located in Lewisville, Texas, which is focused on specialized delivery services to the oil and gas industry, since 2012. Previously, he served as the Director of Doctor Recruitment for Monarch Dental Corporation, a former publicly traded company located in Dallas, from 2000 to 2001, and as the Director of Real Estate of such entity, from 1993 to 2001.

Mr. Suggs received an Associate degree in Business Administration from Austin College in Sherman, Texas, in 1993.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1*	Form of Common Stock Purchase Warrant of Rapid Therapeutic Science Laboratories, Inc., for August 2021 Private Offering (to purchase 4,852,940 shares of common stock)
4.2*	Form of Common Stock Purchase Warrant of Rapid Therapeutic Science Laboratories, Inc., granted to Maxim Group LLC and assigns
10.1*	Form of Securities Purchase Agreement dated August 1, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., and the Purchaser party thereto
10.2*	Form of Original Issue Discount Convertible Debenture Due May 1, 2022, dated August 4, 2021, in the amount of $1,941,176
10.3*	Form of Leak-Out Agreement (August 2021 Offering)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: August 5, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer